Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Emerson Electric Co.:

We consent to incorporation by reference in Registration Statement Nos. 333-118592, 333-118591, 333-118589, 333-90240, 333-46919, 333-72591, 33-38805, and 33-57985 on Form S-8 and Registration Statement Nos. 333-110546, 333-52658, 333-84673, 333-66865 and 33-62545 on Form S-3 of Emerson Electric Co. of our reports dated November 20, 2006, with respect to the consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports are incorporated by reference in the September 30, 2006 annual report on Form 10-K of Emerson Electric Co.

/s/ KPMG LLP

St. Louis, Missouri

November 20, 2006